CONITE
 COMISION NACIONAL DE INVERSIONES Y TECNOLOGIAS EXTRANJERAS
 SECTOR ECONOMIA Y FINANZAS


 JUDICIAL STABILITY AGREEMENT WITH THE CONSORTIUM
 MAGMA COPPER CO. - GLOBAL MAGMA LTD.

          This represents the Judicial Stability Agreement signed between the party of the first part, the GOVERNMENT OF PERU (hereinafter called the GOVERNMENT), duly represented by Mr. Carlos Hererra Perret, Secretary General of the National Commission on Foreign Investment and Technology (CONITE), domiciled at Jr. Antonio Miro Quesada No. 320, 4th Fl., Lima, and authorized to this effect by CONITE Directorial Resolution No. 001-93-EF/35 dated February 1, 1993; and the party of the second part, MAGMA COPPER COMPANY, a corporation organized and existing under the laws of Delaware, United States of America, domiciled at 7400 North Oracle Road, Suite 200, Tucson,
 Arizona, and GLOBAL MAGMA LTD, a corporation organized and existing under the laws of the Cayman Islands, domiciled at Ugland House, South Church Street, Grand Cayman (both of who are hereinafter referred to as MAGMA and GLOBAL), both of these being members of the CONSORTIUM awarded the winning bid in the International Public Auction for the Sale of the Shares of Empresa Minera Especial Tintaya S.A., and both represented, according to the power of attorney enclosed with this Agreement, by their representative, Mr. Andrew Brodkey, identified by United States Passport No. 051992853; such Agreement comprising the following clauses:

 FIRST.   MAGMA and GLOBAL have requested the NATIONAL
 COMMISSION ON FOREIGN INVESTMENTS AND TECHNOLOGIES (herafter called CONITE) to sign a Judicial Stability Agreement under the auspices of the provisions of Decree Law No. 25570, Supreme Decree No. 101-94-PCM, Legislative Decrees No. 662 and 757, and the Regulation on Rules of Judicial Stability (hereinafter called the REGULATION) approved by Supreme Decree No. 162-92-EF of October 12, 1992, and in accordance with the provisions of the Stock Purchase/Sales Agreement signed with Empresa Minera del Peru, S.A., hereinafter called the CONTRACT.

 SECOND.   MAGMA and GLOBAL avail themselves of the investment
 terms described in Subsection e) of Article 16 of the Regulation and agree as follows:


1. To make payment, by November 29, 1994, of US$ 246,933,750.60 (two hundred and forty-six million nine hundred and thirty-three thousand seven hundred and fifty and 60/100 U.S. Dollars), the offered price for 98.43% of the representative shares of the corporate capital of Empresa Minera Especial Tintaya, S.A., currently in the process of privatization and legally incorporated in Lima, Peru, recorded on

    Card No. 01001 of the Book of Corporations of the Registry of Mining Firms, in accordance with the following stipulations of the Contract:

    - Of the amount of US$ 246,933,750.60 (two hundred and forty-six million nine hundred and thirty-three thousand seven hundred and fifty and 60/100 U.S. Dollars), MAGMA shall pay US$
         62,715,625 (sixty-two million seven hundred and fifteen thousand six hundred and twenty-five and 00/100 U.S. Dollars), while GLOBAL shall pay US$
         184,218,125.60 (one hundred and eighty-four million two hundred and eighteen thousand one hundred and twenty-five and 60/100 U.S.
         Dollars).

    - As set forth in the Contract, a portion of the price shall be paid in cash and the remainder in eligible foreign debt debentures:

    a)   US$ 214,071,250.60 (two hundred and
         fourteen million seventy-one thousand two hundred and fifty and 60/100 U.S.
         Dollars) shall be paid in cash,
         proportionally by MAGMA and GLOBAL, to be channeled through the National Finance
         System and deposited into the account to be indicated on a timely basis by the seller, MINERO PERU S.A., this transaction to be certified by the Central Reserve Bank of Peru, the
         National Bank, or if appropriate, the
         local bank involved in the transaction.

    b)   US$ 55,000,000 (fifty-five million and
         00/100 U.S. Dollars) shall be paid
         proportionally by MAGMA and GLOBAL using eligible debentures of the Peruvian foreign debt under the provisions of Law
         No. 26250 and its Regulation. This value shall be adjusted using coefficient
         0.5975, yielding an amount of US$
         32,862,500.00 (thirty-two million eight
         hundred and sixty-two thousand five
         hundred and 00/100 U.S. Dollars).

    -    According to the guidelines of the International
         Public Auction for the Sale of the Shares of Empresa Minera Especial Tintaya, S.A., the price quoted for the shares shall be adjusted according to the report to be issued by the price auditors designated by the parties based on the criteria established in the Guidelines and in the Contract.

         In consideration of the above, five percent (5%) of the price paid in cash by MAGMA and GLOBAL shall be deposited with the Continental Bank until the results of the audit of the balance sheet are known.


2. To register their investment, valued in freely convertible currency, with CONITE.

THIRD.   The Government, by virtue of this Agreement and while
 said Agreement is in effect, agrees to guarantee Judicial
 Stability for MAGMA and GLOBAL with regard to the investment referred to in Clause Two, on the following terms:


1.  Income Tax stability, in accordance with Subsection a) of
    Article 10 of Legislative Decree No. 662 in effect on the date of this Agreement, under which the dividends and any other type of earnings distribution to MAGMA and GLOBAL shall not be taxed in accordance with Subsection a) of
    Article 25 of Legislative Decree No. 774, the Income Tax Law. This law also does not tax transfers abroad of monies MAGMA and GLOBAL may earn by virtue of any of the concepts contemplated in this subsection.


2. Stability for unrestricted use of foreign currency in accordance with Subsection b) of Article 10 of Legislative Decree No. 662, meaning that both MAGMA and GLOBAL may freely access foreign currency in the exchange market at the most favorable exchange rate they can obtain, and that regarding the investment referred to in Clause Two, the Government may not apply any exchange market rule or regulation which might limit or restrict this right or signify a less favorable treatment for MAGMA and GLOBAL than would be applied to any natural person or legal entity carrying out any type of exchange transaction.


3. Stability for unrestricted transfers of earnings and capital in accordance with Subsection b) of Article 10 of Legislative Decree No. 662, meaning that both MAGMA and GLOBAL may make transfers abroad in freely convertible currency, without need of prior authorization from any entity of the Federal Government or Regional or Local Governments, provided the corresponding investment has been registered with the appropriate national agency and applicable tax obligations have been met, and without any Government restrictions or limitations on this right, of the following:

    a) All of the capital from foreign, including capital from the sale of shares, partnerships or rights to firms, capital reduction and partial or total liquidation of firms, deriving from the investment referred to in Clause Two.

    b) All verified dividends or net earnings from the investment referred to in Clause Two, as well as earnings obtained in return for the use of, or benefit from, assets physically located in Peru which are designated for such investment; and

    c) All royalties and considerations for the use and transfer of technology, trademarks and patents, and any other elements of industrial property authorized by the appropriate national agency.


4. Stability of the right to use the most favorable exchange rate in accordance with Subsection b) of Article 10 of Legislative Decree No. 662, which means that both MAGMA and GLOBAL may access foreign currency in the exchange market at the most favorable rate they can obtain, and the Government may not make their exchange transactions subject to any rule or regulation which would afford them less favorable treatment than that applied to other individuals or legal entities in such transactions, in accordance with the following:

    a) When converting foreign to domestic currency, both MAGMA and GLOBAL may sell it to any individual or legal entity at the most favorable buying rate available in the exchange market at the time; and

    b) When converting domestic to foreign currency, both MAGMA and GLOBAL may buy it from any individual or legal entity at the most favorable selling rate available in the exchange market at the time.


5. Stability of the right to non-discrimination, in accordance with Subsection c) of Article 10 of Legislative Decree No. 662, which means that the Government shall not, at any of its levels, be it agencies or firms of the Central Government or regional or local governments, apply to MAGMA and GLOBAL a different treatment based on their nationality, the sector or type of economic activity performed, the geographic location of the firms in which they invest, or any of the following:

    a)   Exchange-related, i.e. in terms of the
         investment referred to in Clause Two, the Government may not apply an exchange regulation to MAGMA and GLOBAL which would represent a less favorable treatment than that applied to other individuals or legal entities in exchange transactions;

    b) Prices, tariffs or non-customs duties, i.e. in terms of the investment referred to in Clause
         Two, the Government may not apply different amounts or rates for these items to MAGMA and GLOBAL;

    c) The corporate form, i.e. the Government may not demand from MAGMA and GLOBAL that Empresa Minera
         Especial Tintaya, S.A., in which the former will invest, adopt a specific corporate form;

    d) Their status as a natural person or legal entity, i.e., the Government may not apply to MAGMA and GLOBAL a different treatment in this regard; and

    e) Any other measures with equivalent effects, such as the application of discriminatory treatment to MAGMA and GLOBAL based on any combina-tion of the different sections of this paragraph.

 This section applies irrespective of the limitations established in Article 3 of the Regulation.

 FOURTH.   MAGMA and GLOBAL also agree, in accordance with the
 provisions of Clause Two, to document that they have jointly acquired 98.43% of the representative shares of the corporate capital of Empresa Minera Especial Tintaya S.A., owned by Minero Peru, S.A. and in the process of privatization, by paying a total of US$ 246,933,750.60 (two hundred and forty-six million nine hundred and thirty-three thousand seven hundred and fifty and 60/100 U.S. Dollars), by submitting:


a.  The respective entry in the Stock Registry and Transfer
    Book and the Agreement signed with MINERO PERU, S.A.;

b. A certificate issued by the Central Reserve Bank of Peru, the National Bank or the local bank involved in the transaction, verifying that the funds, in the amount of US$ 214,071,250.60 (two hundred and fourteen million seventy-one thousand two hundred and fifty and 60/100 U.S. Dollars), were channeled through the National Finance System; and

c. A certificate issued by the Directorate General of Public Credit of the Ministry of Economy and Finance documenting the delivery of eligible foreign debt debentures in the amount of US$ 55,000,000 (fifty-five million and 00/100 U.S. Dollars), whose adjusted value amounts to US$ 32,862,500 (thirty-two million eight hundred and sixty-two thousand five hundred and 00/100 U.S. Dollars).

 The debentures referred to in the preceding paragraph shall be verified within no more than 30 (thirty) calendar days from the deadline for their fulfillment, as established in Clause Two. Failure to comply with these provisions shall constitute grounds for termination of the Agreement.

 FIFTH.   This Judicial Stability Agreement shall be in effect
 for ten years from its effective date. Consequently, it shall not be modified unilaterally by either party during this period, even in the event of a change in national legislation, whether it be a beneficial or prejudicial modification for either party to this Agreement.

 SIXTH.   MAGMA and GLOBAL shall have a once only right to
 waive the Judicial Stability terms established in this Agreement. Notification to CONITE to this effect shall be in writing and shall take effect on the date notification is received.

 Should MAGMA and GLOBAL exercise their right to waive the Stability Agreement, as stated in this Clause, they shall automatically become subject to regular legislation.

 SEVENTH.   Both MAGMA and GLOBAL shall have the right to
 assign their contractual status in this Agreement, provided the obligations assumed under the CONTRACT with Minero Peru S.A. are met. For the assignment of the contractual status to be valid, MAGMA and GLOBAL shall previously obtain CONITE's authorization which shall take the form of an Addendum to this Agreement.

 It is understood that the assignment of contractual status by MAGMA and GLOBAL, between themselves or to another investor, would not extend the term of the Agreement referred to in Clause Five.

 EIGHTH.   This Judicial Stability Agreement may be amended by
 mutual agreement of the parties, except for the effective term established in Clause Five. Nor may the investment amount be reduced to below the limit established in Subsection e) of
 Article 16 of the Regulation, or in any other manner contrary to the provisions of the Contract.

 To this effect, MAGMA and GLOBAL shall submit a request to CONITE, to be processed in the same manner as the signing of this Agreement.

 NINTH.   It being the intention of the parties that any
 problems which may arise regarding the fulfillment of this Agreement be resolved as expeditiously as possible, it is henceforth agreed that any litigation, controversy or claim between the parties regarding the interpretation, execution or validity of this Agreement shall be resolved by legal arbitration.

 The arbitration shall take place in Lima, through an Arbitration Court comprised of three members. Each of the parties shall appoint one member and the two members thus designated shall appoint the third. The arbitrators are expressly empowered to rule on the controversy under arbitration.

 Should one party fail to appoint an arbitrator within fifteen days of receipt of the request from the party calling for the arbitration, or if within fifteen days after the last arbitrator was appointed by the parties, the two arbitrators fail to agree on the third, the Lima Chamber of Commerce shall appoint him at the request of either party.

 The arbitration process shall not exceed sixty working days following the appointment of the last arbitrator, and shall be subject to the General Arbitration Law approved by Decree Law No. 25935 and/or the rules which may replace or amend said Law.

 The cost arising from the application of this clause shall be borne equally by the contracting parties.

 TENTH.   The following shall be cause for fully justified
 termination of this Judicial Stability Agreement without need for prior communication:


1. Failure on the part of MAGMA or GLOBAL to make the investment agreed in Clause Two.


2. Failure on the part of MAGMA or GLOBAL to document compliance with the requirement stated in Clause Four.


3. Assignment of the contractual status by MAGMA or GLOBAL without the corresponding prior authorization of CONITE, in accordance with Clause Seven.


4. Failure on the part of MAGMA or GLOBAL to fulfill the obligations stated in the CONTRACT.

 Should MAGMA or GLOBAL incur in any of the aforementioned causes for termination of this Agreement, and if due to the Judicial Stability provided hereunder they made lower fiscal payments than they would have paid without this Agreement, MAGMA and GLOBAL shall be required to make reimbursement to the Government of the updated tax amount for which they would have been liable had they not signed this Agreement, plus any corresponding surcharges as provided in the Tax Code.

 It shall be understood that if, in the event referred to in the previous paragraph, MAGMA or GLOBAL made higher tax payments due to this Agreement, the Government shall be under no obligation to make any kind of reimbursement.

 The parties having approved all of the terms of this Agreement, they have signed it in two copies of equal content at the city of Lima, on this 28th day of November 1994.



 FOR MAGMA:               [ Signature ]
                           Andrew Brodkey
                           Authorized Agent


 FOR GLOBAL:              [ Signature ]
                           Andrew Brodkey
                           Authorized Agent


 FOR THE GOVERNMENT:           [ Signature ]
                           Carlos Herrera Perret
                           [ STAMP ]     Secretary General
                            CONITE   CONITE
                           Secretariat General
                           Economy and Finance Section


                        [ STAMP ]
                           CONITE
                         Legal Department
 National Commission on Foreign
      Investment and Technology

      [ Signature ]
        JORGE NICHO MAURICIO
            Reg. Attorney, Bar No. 7913
            CONITE Secretariat General